EXHIBIT 99.1

CITI TRENDS ANNOUNCES 2021 HOLIDAY SALES RESULTS AND UPDATES LONG-TERM STRATEGIC PLAN

Comparable store sales increased 14.8% for the nine-week holiday period vs. the same period in 2019

Updated investor presentation includes a refreshed long-term strategic plan

SAVANNAH, GA (January 10, 2022) — Citi Trends, Inc. (NASDAQ: CTRN), a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today announced results for its holiday selling period.

Total sales for the nine-week period ended January 1, 2022 increased 20.1% versus the same period in 2019, to $204.8 million compared to $170.5 million. Comparable store sales increased 14.8% versus the same period in 2019.

David Makuen, Chief Executive Officer, said, “We are very pleased with our holiday sales results that included a strong comparable store sales increase of 14.8% compared to 2019. In addition, we continued to expand our gross margin, driven primarily by higher full-price selling and lower markdowns. Our performance was led by our enhanced shopping experience and on-trend assortment associated with our Give. Get. Gather. holiday campaign that included amazing gifts and stocking stuffers across our six merchandise Citis or categories. I am so proud of the entire Citi Trends team for their exceptional execution.”

Makuen continued, “Following a strong holiday selling period, we have experienced a decline in traffic attributed to macro trends, primarily driven by the increase in COVID-19 cases impacting the broader consumer landscape. Despite the recent decline in traffic, which we believe is transitory in nature, we are experiencing strong conversion rates, indicating that our customers continue to find our assortment compelling. Looking ahead, we remain confident in the long-term trajectory of the business. For fiscal 2022, we plan to open approximately 45 new stores, coupled with remodeling approximately 45 stores, all reflecting our new CTx format. We are planning the business to deliver low-to-mid single digit total sales growth coupled with at least low double-digit EPS growth in fiscal 2022. We look forward to discussing our updated long-term strategic plan at the ICR Conference.”

Capital Return Program Update

In the fourth quarter to-date, the Company repurchased approximately 95,000 shares of its common stock at an aggregate cost of $8.1 million. As of January 10, 2022, $30.0 million remains available under the Company’s existing share repurchase authorization.

Guidance

Based on the recent disruptions brought on by the surge in COVID-19 cases, the Company now expects its full year 2021 total sales to be in the range of $990.0 million to $995.0 million, which at the midpoint of the range reflects a 26.7% increase over fiscal 2020 and a 26.9% increase over fiscal 2019. Diluted EPS is now expected to be in a range of $6.70 to $6.85, compared to $2.32 in fiscal 2020 and $1.41 in fiscal 2019.

Long-Term Strategic Plan Update

The Company has revised its investor presentation to include updates on the execution of its strategic initiatives as well as other updates based on the Company’s ongoing review of its three-year strategic plan. Such presentation includes the following information, among other things (with compound annual growth rate, or CAGR, reflecting 2021-2024):

•         Comparable store sales growth of low-single digits per year

•         Growing the fleet at a CAGR of 8-10% with a total potential of over 1,000 stores

•         Remodeling at least 150 stores by the end of fiscal 2024

•         Investments in infrastructure improvements with an emphasis on merchandising and supply chain

•         EBITDA margin* in the low double-digits by the end of fiscal 2024

•         Diluted earnings per share CAGR of at least 20%

The investor presentation is available online at cititrends.com under the Investor Relations section. This presentation will be referenced by management at the ICR Conference as described below.

ICR Conference

As previously announced, the Company will be participating in the virtual ICR Conference to be held on January 10-13, 2022. The Company is scheduled to present on Monday, January 10, 2022, at 9:30 a.m. Eastern Time. A live audio webcast of the Company’s presentation, in addition to the updated investor presentation, will be available online at cititrends.com under the Investor Relations section. Participants should log in approximately 10 minutes prior to the start of the presentation. A replay will also be available for 90 days following the event.

*Non-GAAP Financial Measures

The Company is unable to provide a full reconciliation of the long-term target without unreasonable effort because it is not possible to predict certain of its items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’s control and its unavailability could have a significant impact on financial results.

About Citi Trends

Citi Trends, Inc. is a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 602 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); natural disasters such as hurricanes and tornadoes; public health emergencies such as the ongoing COVID-19 pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 (including any variants) on the global economy and foreign sourcing; the impacts of COVID-19 on the Company's financial condition, business operations and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers; global supply chain disruptions, including port, transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer spending patterns; the duration and extent of economic stimulus; changes in product mix; interruptions in suppliers’ businesses; temporary changes in demand due to weather patterns; seasonality of the Company’s business; delays associated with building, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro / Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com